Exhibit 1.1

WHITEGLOVE HOUSE CALL HEALTH, INC.

2,500,000 Shares of Common Stock

$0.0001 par value per share

UNDERWRITING AGREEMENT

[            ], 2011

W.R. Hambrecht + Co., LLC

as Representative of the several

Underwriters named in Schedule 5 hereto

    c/o W.R. Hambrecht + Co., LLC

    420 Lexington Avenue, Suite 1820

    New York, New York 10036

Dear Sir or Madam:

WhiteGlove House Call Health, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained in this Underwriting Agreement (this “Agreement”), to issue and sell up to an aggregate of 2,500,000 shares of common stock (the “Firm Shares”), par value $0.0001 per share (the “Common Stock”), to you and the other underwriters (the “Underwriters”) named on Schedule 5 to this Agreement, for whom you are acting as Representative (the “Representative”) in a public offering. The stockholders of the Company named in Schedule 2 attached hereto (the “Selling Stockholders”) propose, severally and not jointly and subject to the terms and conditions stated herein, to grant to the Underwriters an option to purchase up to an aggregate of 375,000 shares of Common Stock (the “Over-allotment Option” and such shares, the “Option Shares”) for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and Option Shares are herein called the “Shares.” The respective amounts of the Firm Shares to be purchased by each of the Underwriters is set forth opposite its name on Schedule 5 hereto. The Shares are more fully described in the Registration Statement (as hereinafter defined).

As used in this Agreement, the term “knowledge” with respect to the Company means the knowledge of any of the persons listed on Schedule 4 hereto.

The Company and the Selling Stockholders hereby confirm as follows their agreements with the Underwriters.

1. Agreement to Act as Underwriters.

(i) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[            ] per share (the “Initial Price”), the number of Firm Shares (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractional shares) obtained by multiplying 2,500,000 Firm Shares by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 5 hereto and the denominator of which is the total number of Firm Shares, subject to adjustment in accordance with Section 10 hereof. The Company shall pay to the

Underwriters a fee equal to 7.5% (the “Underwriting Discount”) of the gross offering proceeds received by the Company from the sale of the Firm Shares as set forth on the cover page of the Final Prospectus (as hereinafter defined).

(ii) The Selling Stockholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Option Shares obtained by multiplying the number of Option Shares specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule 2 hereto under the caption “Maximum Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares (subject to adjustment by the Representative to eliminate fractional shares). The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the over-allotment option. The Selling Stockholders shall pay to the Underwriters the Underwriting Discount with respect to gross proceeds received by the Selling Stockholders from the Underwriters for the sale of the Option Shares.

(iii) The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus (as defined below) as soon after the Effective Time (as defined below) and the date of this Agreement as the Representative deems advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

2. Delivery and Payment.

(i) Payment of the purchase price for and delivery of certificates for the Firm Shares shall be made at the offices of W.R. Hambrecht + Co, LLC, [            ] at [    ], on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(ii) Payment for the Shares shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds or by one or more certified or official bank check or checks in same day funds drawn to the order of the Company, and to the Selling Stockholders for the shares purchased from the Selling Stockholders, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(iii) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(ii) and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition to the obligation of each Underwriter hereunder.

3. Representations and Warranties of the Company and the Selling Stockholders.

(i) The Company represents and warrants and covenants to the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-173827) (collectively, with the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus, Prospectus and all exhibits to such registration statement, the “Initial Registration Statement”), which has become effective, relating to the Shares, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder. As used in this Agreement:

(1) “Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement;

(2) “Effective Date” means any date as of which the Initial Registration Statement or the Rule 462(b) Registration Statement, became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(3) “Final Prospectus” means the final prospectus relating to the public offering of the Shares as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(4) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares listed on Schedule 1 hereto;

(5) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(6) “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the information included in Schedule 5 hereto.

(b) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Final Prospectus, or the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s, knowledge, are contemplated by the Commission (the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of Final Prospectus filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”).

(c) The Registration Statement, at the time it became effective, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Final Prospectus will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Act and the Rules and Regulations.

(d) The Registration Statement did not as of the Effective Date, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Final Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to those statements contained in the Final Prospectus described in Section 8(iii) as being provided by the Underwriters.

(f) The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials described as being provided by the Underwriters in Section 8(iii).

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus (A) in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by such Underwriter to the Company expressly for use in the Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(iii), or (B) that was not made explicitly by the Company, any Subsidiary (as defined below) thereof or a director, officer or employee of the Company or any Subsidiary thereof. For the avoidance of doubt, in the case of any Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433(f) of the Act, the representations contained in Sections 3(i)(g) and 3(i)(i) hereof shall not apply to statements contained in an article or other written communication published or distributed by media and reproduced in such Issuer Free Writing Prospectus, except to the extent such statements are directly attributable to a director, officer or employee of the Company or its Subsidiaries and to the extent such statements are not otherwise clarified or corrected in such Issuer Free Writing Prospectus.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus required by the Rules and Regulations. The Company has not made, and will not make, any offer relating to the Firm Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations.

(i) There is no Issuer Free Writing Prospectus that includes any information that conflicts with the information contained in the Registration Statement, and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements (A) in the Pricing Disclosure Materials described in Section 8(iii) as being provided by the Underwriters, or (B) in an Issuer Free Writing Prospectus that were not made explicitly by the Company, any Subsidiary thereof or a director, officer or employee of the foregoing.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of

Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(k) The Company has no subsidiaries, nor does it own a controlling interest in any entity other than those entities set forth on Schedule 2 to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the capital stock and equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other defect of title whatsoever.

(l) The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and as of the Effective Date are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Final Prospectus as of the dates referred to therein. The descriptions of the Shares and the Common Stock of the Company in the Registration Statement and the Final Prospectus are, and at the Applicable Time will be, complete and accurate in all material respects. Except as set forth in the Registration Statement and the Final Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(m) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n) The issuance and sale of the Firm Shares have been duly authorized by the Company, and the Firm Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Firm Shares will not be subject to personal liability by reason of being such holders. The Firm Shares, when issued, will conform to the description thereof set forth in the Final Prospectus in all material respects.

(o) The consolidated financial statements and the related notes included in the Registration Statement and the Final Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Final Prospectus. The pro forma financial statements contained in the Final Prospectus and the Registration Statement are based on reasonable assumptions and provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Prospectus and the Registration Statement. The pro forma financial statements included in the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(p) Crowe Horwath (the “Accountants”), who have reported on the consolidated financial statements and schedules described in Section 3(i)(o), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Accounting Oversight Board. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Final Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(q) The Company is not an “ineligible issuer” as defined under Rule 405 under the Act, and the Company has paid the registration fee for this offering as required under the Act or will pay such fees within the time period required by the Act.

(r) In reliance on the exemptions contained in Section 809 of the NYSE Amex U.S. Company Guide and consistent with the exemptions afforded in Rule 10A-3 under the Exchange Act, (A) the Company maintains an audit committee that meets the listing standards imposed by NYSE Amex for companies whose stock is listed on that exchange, the Act, the Exchange Act and the Rules and Regulations, and (B) the members of the Company’s audit committee are independent of the Company to the extent required by such listing standards, the Act, the Exchange Act and the Rules and Regulations.

(s) The Company is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), which are applicable to it at such time. The Company and each Subsidiary maintain a system of internal controls, including, but not limited to, disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), internal controls over accounting matters and financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such Internal Controls are effective. The Internal Controls are, or upon consummation of the offering of the Shares will be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Act and the rules promulgated thereunder. There is no significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with the Act, Exchange Act, the Rules and Regulations, or SOX, or any matter which, if determined adversely, would have a Material Adverse Effect. A member of the Audit Committee has confirmed to the principal executive officer or principal financial officer that, except as set forth in the Registration Statement and the Final Prospectus, the Audit Committee is not reviewing or investigating, and the Company’s independent auditors have not recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, any of the Company’s material accounting policies, (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (C) any Internal Control Event that is not disclosed in the Registration Statement and the Final Prospectus.

(t) Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and prior to Closing, other than as described in the Final Prospectus (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”) and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Final Prospectus.

(u) Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor any Subsidiary has entered or will before the Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(v) The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or the Final Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Final Prospectus as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) The Company is not, nor upon completion of the

transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x) There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Final Prospectus that are not so described.

(y) The Company and each Subsidiary has, and at the Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, (2) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and (3) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except where such default would not be reasonably expected to have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of their respective organizational or governing documents.

(z) All consents, authorizations, approvals and orders required in connection with this Agreement have been obtained.

(aa) Neither the execution of this Agreement, nor the issuance, offering or sale of the Firm Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or its Subsidiaries is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(bb) There is no document or contract of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(cc) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters or the Investors was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(dd) The Company and its directors, officers or controlling persons (including Messrs. Fabbio and Kerley) have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(ee) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Registration Statement.

(ff) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(gg) The business and operations of the Company, and each of its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(ii) Except as disclosed in the Registration Statement, (1) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service marks, trademarks, copyrights and now-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as currently conducted or proposed to be conducted (collectively, the “Intellectual Property”) except where the failure to own such Intellectual Property would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and (2) (A) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or any Subsidiary for the products described in the Registration Statement that would preclude the Company or any Subsidiary from conducting its business as currently conducted or proposed to be conducted and would be reasonably expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or a Subsidiary under valid written license agreements which have been made available to the Underwriters; (B) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would be reasonably expected to have a Material Adverse Effect; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than non-material actions, suits, proceedings and claims; and (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s or any of the Subsidiaries’ activities infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(jj) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all Federal, state, local and foreign tax returns which are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from such entity, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect.

(kk) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ll) The Company and its Subsidiary are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering.

(mm) Neither the Company nor any Subsidiary, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Each officer, director and equity owner of the Company listed on Schedule 3 hereto has delivered to W.R. Hambrecht + Co., LLC (“WR Hambrecht”) an agreement in the form of Exhibit A hereto to the effect that he or she will not, for a period of 180 days after the date of the Final Prospectus, without the prior written consent of WR Hambrecht, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock.

(qq) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus to which the Underwriters have consented.

(rr) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ss) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which is required by the Act to be disclosed in the Registration Statement and the Final Prospectus and is not so disclosed.

(tt) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(uu) The Shares have been approved for listing, subject to notice of issuance, on the NYSE Amex, under the symbol “WGH.”

(vv) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(ww) Any third-party statistical and market-related data included in the Registration Statement, the Final Prospectus or the Pricing Disclosure Materials are based on or derived from sources that the Company believes to be reliable and accurate.

(xx) There are no affiliations with the Financial Industry

Regulatory Authority, Inc. (“FINRA”) among the Company’s directors, officers or, to the knowledge of the Company, any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(yy) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Registration Statement, the Pricing Disclosure Materials or the Final Prospectus and is not so described.

(ii) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(a) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have (i) valid and unencumbered title to the Option Shares to be delivered by such Selling Stockholder on such Closing Date, free of any “adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) and (ii) full right, power and authority to enter into this Agreement, the Custody Agreement (“Custody Agreement”) signed by such Selling Stockholder and American Stock Transfer & Trust Company LLC, as Custodian (“Custodian”), relating to the deposit of the Option Shares to be sold by such Selling Stockholder and the Power of Attorney (“Power of Attorney”) appointing the Attorneys-in-Fact (as defined below) as such Selling Stockholder’s attorneys-in-fact, and to sell, assign, transfer and deliver the Option Shares to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon payment for the Option Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Option Shares, as directed by the Underwriters, to the Depository Trust Company (“DTC”) or its agent, registration of such Option Shares in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by DTC and the crediting of such Option Shares on the books of DTC to securities accounts of the Underwriters (assuming that no such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Option Shares), (A) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement with respect to such Option Shares and (B) no action based on an “adverse claim,” within the meaning of Section 8-102 of the New York UCC, to such Option Shares may be asserted against the Underwriters with respect to such security entitlement.

(b) No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Stockholder and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made and such as may be required under state securities laws;

(c) The execution, delivery and performance of the Custody Agreement, the Power of Attorney and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject;

(d) The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(e) (1) At each of the Effective Time, the date of this Agreement, and the Closing Date, the Registration Statement conformed and will conform in all material respects to the applicable requirements of the Act, and (2) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from a Registration Statement or the Final Prospectus are based on written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning any Selling Stockholder furnished to the Company by such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”).

(f) As of the Applicable Time, neither (1) the Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Preliminary Prospectus, nor (ii) any Pricing Disclosure Materials, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Issuer Free Writing Prospectus(es) or Pricing Disclosure Materials are based on Selling Stockholder Information.

(g) All Selling Stockholder Information contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Option Shares or until any earlier date that such Selling Stockholder notified or notifies the Company and WR Hambrecht as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Selling Stockholder Information would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and WR Hambrecht and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(h) There are no material agreements or arrangements relating to the Company or its Subsidiaries to which such Selling Stockholder is a party, which are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(i) The sale of the Option Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its Subsidiaries that is not set forth in the Registration Statement and the Final Prospectus.

(j) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(k) There are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Option Shares.

(l) Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Option Shares.

(m) Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a Lock-up Agreement in the form attached hereto as Exhibit A.

(n) The arrangements made by such Selling Stockholder for such custody of the Option Shares, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or limited liability company, by the dissolution of such partnership, corporation or limited liability company, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or limited liability company should be dissolved, or if any other such event should occur, before the delivery of the Option Shares to be sold by such Selling Stockholder hereunder, certificates representing the Option Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

4. Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(i) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will file the Final Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Underwriters, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Underwriters promptly following such filing.

(ii) The Company will not, during such period as the Final Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rule 172 under the Act or any similar rule), file any amendment or supplement to the Registration Statement or the Final Prospectus unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.

(iii) The Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Final Prospectus or any Issuer Free Writing Prospectus or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Final Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Final Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by WR Hambrecht, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriters promptly of all such filings.

(iv) If, at any time when the Final Prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company becomes aware of the occurrence of any event as a result of which the Final Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, at any time to amend or supplement the Final Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriters and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Final Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the

Underwriters may reasonably request. The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by the Underwriters, and the Underwriters agree to provide to each Investor, prior to the Closing, a copy of the Final Prospectus and any amendments or supplements thereto.

(v) The Company will furnish to the Underwriters and their counsel, without charge (a) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

(vi) The Company will comply with all the undertakings contained in the Registration Statement.

(vii) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.

(viii) The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed, and timely file and include the appropriate legends as required by the Rules and Regulations. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(ix) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(x) The Company will apply the net proceeds from the offering and sale of the Firm Shares in the manner set forth in the Final Prospectus under the caption “Use of Proceeds.”

(xi) The Company will use its reasonable best efforts to ensure that the Shares are listed trading on the NYSE Amex at the time of the Closing.

(xii) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(xiii) The Company will not, directly or indirectly, without the prior written consent of the Underwriters, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the “Lock-Up Securities”) for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any benefit plan of the Company existing on the date hereof, and described in the Final Prospectus, provided however, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event, (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters referenced in Section 3(ii)(m) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period, or (3) WR Hambrecht agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news services at least two business days before the effective date of such release or waiver.

(xiv) For the Lock-Up Period specified above, each Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to the Lock-Up Securities: (i) offer, announce an intention to sell, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, announce an intention to sell, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any such action, without the prior written consent of WR Hambrecht, in each case except in accordance with the terms and conditions set forth in the lock-up letter previously delivered by such Selling Stockholder to the Representatives as contemplated by Section 3(ii)(m) hereof, which lock-up letter remains in full force and effect.

5. Agreements of the Underwriters. The Underwriters severally, and not jointly, agree that they shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” (as defined in Rule 433 under the Act) used in this Section 5 shall not be deemed to include information prepared by such Underwriter on the basis of or derived from issuer information.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Final Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of WR Hambrecht, (iv) all fees and expenses in connection with listing the Shares on the NYSE Amex including any supplemental listing application, (v) any filings required to be made by the Underwriters with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, and in connection with any required review by FINRA, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Sections 4(ix), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters, and (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vii) of this Agreement. The Company shall reimburse the Underwriters, on a fully accountable basis, for the fees and expenses of Virtual Law Partners LLP, counsel to the Underwriters, in connection with the foregoing and the transactions contemplated hereby.

Each Selling Stockholder covenants and agrees with the Company and the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (a) any fees and expenses of counsel for the Selling Stockholders, (b) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys in Fact and the Custodian and (c) all expenses and taxes incident to the sale and delivery of the Option Shares to be sold by such Selling Stockholder to the Underwriters.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the following conditions:

(i) (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Final Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates of the Company, dated the Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

(ii) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Final Prospectus and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Final Prospectus, if in the reasonable judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriters, would reasonably be expected to have a Material Adverse Effect.

(iv) Each of the representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct at the

Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Stockholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Stockholders at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) The Underwriters shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Andrews Kurth LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Exhibit B hereto.

(vi) The Underwriters shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Virtual Law Partners LLP, as counsel to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(vii) At the Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that (a) they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (b) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (c) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Final Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (1) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Final Prospectus, except in each case for changes, increases or decreases which the Final Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (2) for the period from the date of the latest financial statements included in the Final Prospectus to the specified date referred to in Clause (1) above, there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Final Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; (d) in addition to the examination referred to in their reports included in the Final Prospectus and the procedures referred to in clause (c) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Final Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement; and (e) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Final Prospectus (the “pro forma financial statements”), carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

(viii) At the Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters to the effect that each signer has carefully examined the Registration Statement, the Final Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(a) (1) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Rule 462(b) Registration Statement (if any) satisfying the requirements of Rules 462(b)(1) and (3) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee.

(e) Subsequent to the date of the most recent financial statements in the Final Prospectus, there has been no Material Adverse Change.

(ix) At the Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the Selling Stockholders, in form and substance satisfactory to the Underwriters to the effect that (a) each of the representations and warranties of such Selling Stockholder contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality and (b) each of the covenants required herein to be performed by such Selling Stockholder on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by such Selling Stockholder on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(x) The Shares shall be qualified for sale in such states as the Underwriters may reasonably request (subject to Section 4(xiii)), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(xi) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Final Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company or the Selling Stockholders as to the performance by the Company or the Selling Stockholders, as the case may be, of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(xii) The Underwriters shall have received the letters referred to in Section 3(i)(pp) hereof substantially in the form of Exhibit A from each director, officer and stockholder of the Company named in Schedule 3 hereto.

(xiii) The Shares have been approved for quotation upon notice of issuance on NYSE Amex.

(xiv) On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE Amex or the Nasdaq Stock Market LLC; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the initial public offering or the delivery of the Shares being delivered at the Closing Date on the terms and in the manner contemplated in the Final Prospectus.

8. Indemnification.

(i) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section 3(i) of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Prospectus, the Registration Statement or the Final Prospectus or any amendment or supplement thereto, (2) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (3) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) by any Underwriter or (4) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the

Commission or any securities association or securities exchange (each, an “Application”), or (c) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Indemnified Party through the Representatives expressly for use expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (iii) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which such Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, liabilities expenses or damages (or actions, suits or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement made by a Selling Stockholder in Section 3(ii) of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Prospectus, the Registration Statement or the Final Prospectus or any amendment or supplement thereto, (2) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” by any Underwriter or (D) any Application executed by such Selling Stockholder based upon written information furnished by or on behalf of such Selling Stockholder filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange, or (c) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer

Information or any Application, in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder; provided, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (iii) below. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

(iii) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or each Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholders acknowledge that, for all purposes under this Agreement, the statements set forth in the “Plan of Distribution” section under the subsections entitled “The OpenIPO Auction Process,” “Determination of Initial Public Offering Price,” “Allocation of Shares,” “Closing of the Auction and Allocation of Shares,” “Requirements for Valid Bids,” “Indemnity,” “Foreign Regulatory Restrictions on Purchase of Our Common Stock” and “Requirements for Valid Bids,” and the third paragraph under the subsection entitled “Lock-Up Agreements” in any Preliminary Prospectus and the Final Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

(iv) Promptly after receipt by an indemnified party under subsection (i), (ii) or (iii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(v) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i), (ii) or (iii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (iv) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total Underwriting Discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (v) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (v). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (v) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (v), no Underwriter shall be required to contribute any amount in excess of the Underwriting Discount applicable to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (v) to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Termination.

(i) The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Representatives, without liability on the part of the Underwriters to the Company or the Selling Stockholders if, prior to delivery and payment for the Shares, in the sole judgment of the Representatives: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., NYSE Amex or the Nasdaq Stock Market LLC has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (d) a banking moratorium has been declared by any state or Federal authority; or (e) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(ii) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses incurred in connection herewith.

10. Substitution of Underwriters.

(i) If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36 hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company and the Selling Stockholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

(ii) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the first Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling Stockholders, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 6, 8 and 9. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company or the Selling Stockholders at the office of the Company, 5300 Bee Cave Road, Building I, Suite 100, Austin, Texas 78746, Attention: Robert A. Fabbio, William Kerley, with copies to Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701, Attention: Carmelo M. Gordian., or (ii) if to the Underwriters, at the office of W.R. Hambrecht + Co., LLC, 420 Lexington Avenue, Suite 1820, New York, New York 10036, Attention: Michael Black, with copies to Virtual Law Partners LLP, 555 Bryant Street, Suite 820, Palo Alto, California 94301, Attention: David Goldenberg. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Selling Stockholders and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Stockholders, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 9(i), (ii) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriters and any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 9(iii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

14. Representatives; Attorneys in Fact. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or individually will be binding upon all the Underwriters. Robert Fabbio, the President and Chief Executive Officer of the Company and William Kerley, the Chief Financial Officer of the Company (the “Attorneys-in-Fact”), will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorneys-in-Fact, jointly or individually will be binding upon all the Selling Stockholders.

15. Acknowledgement. The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, neither the Representative nor any of the other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. The Underwriters advise that the Underwriters and their affiliates are engaged in a broad range of securities and financial services and that they or their affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

16. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of [Agreement among Underwriters], but without warranty on your part as to the authority of the signers thereof. Any person executing and delivering this Agreement as Attorney in Fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney in Fact by each of the Selling Stockholders pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney in Fact to take such action.

Very truly yours,

WHITEGLOVE HEALTH, INC.

By:

Name:

Title:

SELLING STOCKHOLDERS NAMED IN
SCHEDULE 2 TO THIS AGREEMENT

By:

Name:

Title: As Attorney – in - fact

Accepted as of the date hereof:

W.R. HAMBRECHT + CO., LLC

By:
Name: William R. Hambrecht
Title: Chairman and Co-CEO

SCHEDULE 1

ISSUER FREE WRITING PROSPECTUSES

“Issuer Free Writing Prospectus” includes each of the following documents:

1. Free Writing Prospectus filed May 24, 2011 pursuant to Rule 433 of the Act.

2. Free Writing Prospectus filed June 10, 2011 pursuant to Rule 433 of the Act, which was filed more than four business days after the Company was first aware of the written communication.

3. Free Writing Prospectus filed June 13, 2011 pursuant to Rule 433 of the Act, which was filed more than four business days after the Company was first aware of the written communication.

4. Free Writing Prospectus filed June 21, 2011 pursuant to Rule 433 of the Act.

SCHEDULE 2

LIST OF SELLING STOCKHOLDERS

SCHEDULE 3

[List of directors, officers and stockholders who sign lock-up agreement.]

SCHEDULE 4

The following are the individuals deemed to have “knowledge” of the Company:

Robert Fabbio

William Kerley

Kurt Berneburg

Debra Mazzuca

Michael Hancock

Michael Cohen

Michael Grabert

SCHEDULE 5

LIST OF UNDERWRITERS

Name	Number of Firm Shares to be Purchased
WR Hambrecht + Co., LLC
Rodman & Renshaw, LLC
Kaufman Bros., L.P.

Total	2,500,000

EXHIBIT A

FORM OF LOCK-UP AGREEMENT